SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004 (June 23, 2004)

HARKEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10262	13-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:

580 Westlake Park Boulevard, Suite 600, Houston, Texas, 77079

Item 4. Changes in Registrant’s Certifying Accountant

(a)	On June 23, 2004, BDO Seidman, LLP (“BDO”) orally informed Harken Energy Corporation (the “Company”) that BDO, the Company’s independent accountants, intended to terminate the client-auditor relationship with the Company. On June 24, 2004, the Company received a letter from BDO stating that BDO intended to terminate the client-auditor relationship with the Company. The letter did not specify a date of termination. BDO has served as the Company’s auditor since June, 2003.

(b)	BDO’s report on the Company’s consolidated financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

(c)	The Audit Committee of the Company’s Board of Directors has accepted the impending resignation from BDO and has therefore terminated the relationship as of June 28, 2004. As of June 30, 2004, the Audit Committee has not engaged a new auditor for the Company.

(d)	During the two years ended December 31, 2003 and the subsequent interim period through the date of this report, except for the matters referred to in (e) (ii) through (vii) below in this Current Report, there were no disagreements (as defined in Instruction 4 to Item 304 of Regulation S-K) with BDO on matters of accounting principles or practices, financial statement disclosure and auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

(e)	During the year ended December 31, 2003 and the subsequent interim period through the date of this report, there were “reportable events” (as hereinafter defined) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K. The reportable events were as follows:

(i)	On June 29, 2004, BDO advised the management and the Audit Committee that a material weakness in internal control over the Company’s financial reporting exists. The material weakness relates to the Company’s inability to determine the appropriate accounting for non-routine securities transactions on a timely basis. In May 2004, BDO discussed with the Audit Committee the Company’s inability to determine the appropriate accounting for non-routine securities transactions on a timely basis. The Audit Committee has authorized, and the Company has engaged, a national independent accounting firm to provide technical guidance on non-routine securities transactions. The Audit Committee is further evaluating any additional needs relating to the timely determination of appropriate accounting for non-routine securities transactions.

(ii)	In June 2004, and in response to an inquiry made by the Company regarding the preparation of its interim financial statements for the quarter ending June 30, 2004, BDO initiated discussions regarding the accounting treatment of certain warrants to purchase additional shares of capital stock that Global Energy Development, PLC (“Global”), a consolidated subsidiary, had issued to the Company in August 2002. The Company had accounted for the warrant transaction as a dividend from a consolidated subsidiary that was eliminated in consolidation and has not recorded any subsequent change in the warrants’ fair value in its historical financial statements. BDO questioned whether fair value accounting, subject to the provisions of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” (or “SFAS 133”) is required for the Global warrants to reflect changes in value subsequent to their receipt. There is a possibility that an error in the historical interim or annual financial statements for 2002 or 2003 could exist if fair value accounting is applied to the Global warrants. BDO has informed the Company that it has not reached a conclusion regarding this matter;

(iii)	In April 2004, the Company issued shares of its Series G4 Preferred Stock in exchange for shares of its Series G1 and Series G2 Preferred Stock plus cash. In June 2004, the Company concluded that it should account for the issuance of the Series G4 Preferred Stock as a redemption in accordance with Emerging Issues Task Force Topic D-42 and that the fair value of the Series G4 Preferred Stock should be compared to the carrying amounts of the Series G1 and G2 Preferred Stock (including accumulated and unpaid dividends), plus cash received on the issuance of the Series G4 Preferred Stock. Any difference should be recognized as a charge or credit to earnings available for common stockholders. BDO has not agreed with the valuation methodology that the Company used to value the transaction. The Company has sent requests to a third party for an independent valuation of the exchange transaction;

(iv)	In April 2004, the Company issued shares of its Series J Preferred Stock, together with warrants to purchase common stock and additional investment rights. The Company received a valuation from an independent third party for the fair market value of the warrants and used that valuation as a basis for estimating the value of the additional investment rights. BDO has advised the Company that it believes that the additional investment rights valuation, prepared by the Company, appears to underestimate the value of the rights. The Company has sent a request to an independent third party for an independent valuation of the additional investment rights;

(v)	The terms of the Company’s Series J Preferred Stock allow for events the occurrence of which result in the preferred shareholders receiving additional dividends from the Company and which require the Company to pay dividends in cash. Absent the occurrence of such events, dividends are payable in cash or shares of common stock at the Company’s option. The Company concluded that such additional dividend events did not represent an embedded derivative under the provisions of SFAS 133. BDO has informed the Company that it has not reached a conclusion regarding this matter;

(vi)	In May 2004, the Company completed the placement of its Series L Preferred Stock. The Company has not documented its position regarding the accounting treatment for the Series L Preferred Stock. The Company is currently preparing an amendment to a registration statement on Form S-3 to register the resale of common shares issuable pursuant to the placement agreements for its Series G4 Preferred Stock and Series J Preferred Stock. BDO has informed the Company that, to comply with the requirements of Form S-3 to describe material changes in the registrant’s affairs and provide information required by Article 11 of Regulation S-X, it believes the Company must determine the proper accounting treatment for its Series L Preferred Stock and disclose the pro forma effect in the registration statement; and

(vii)	The Company is currently preparing an amendment to a registration statement on Form S-3 to register the resale of common shares issuable upon the conversion of its Series G4 and Series J Preferred Stock and intends to file a registration statement to register the resale of common shares issuable upon the conversion of its Series L Preferred Stock. BDO has informed the Company that items (ii) through (vi) above must be resolved before BDO will provide its consent to the incorporation by reference in Harken’s registration statements on Form S-3 of its report dated March 25, 2004, relating to the consolidated financial statements of Harken appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

(f)	The Company has provided BDO with a copy of this Form 8-K prior to its filing with the SEC and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from BDO dated June 30, 2004 is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number		Description
16	—	Letter from BDO Seidman, LLP pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Harken Energy Corporation

Date: June 30, 2004	By:	/s/ Anna M. Williams
Anna M. Williams
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
16	—	Letter from BDO Seidman, LLP pursuant to Item 304(a)(3) of Regulation S-K.